Exhibit 5
MAYER, BROWN, ROWE & MAW
190 South La Salle Street Chicago, Illinois 60603-3441
main telephone (312) 782-0600 main fax (312) 701-7711

May 3, 2002

SRFG, Inc., as Originator
of Sears Credit Account Master Trust II
3711 Kennett Pike
Greenville, Delaware 19807

Re:	Sears Credit Account Master Trust II, Series 2002-2 Registration Statement on Form S-3

Ladies and Gentlemen:

                    At your request, we have examined the Registration Statement on Form S-3 (Registration No. 333-71358) of SRFG, Inc. ("SRFG"), together with the exhibits thereto (as amended, the "Registration Statement"), registering credit account pass-through certificates representing undivided interests in the Sears Credit Account Master Trust II (the "Trust"), and the related Prospectus, dated May 1, 2002, and Prospectus Supplement, dated May 1, 2002 (together, the "Prospectus"), filed by SRFG with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the issuance of Series 2002-2 $750,000,000 Floating Rate Class A Master Trust Certificates and $61,000,000 Floating Rate Class B Master Trust Certificates (the "Series 2002-2 Certificates"). The Series 2002-2 Certificates will be issued pursuant to the Pooling and Servicing Agreement, dated as of July 31, 1994 (as previously amended, the "Pooling and Servicing Agreement"), as supplemented by a related Series Supplement (the "Series 2002-2 Supplement"), a copy of the form of which is included as Exhibit 4.4 to the Registration Statement and the specific terms of which are summarized in the Prospectus, each by and among SRFG, Sears, Roebuck and Co. as Servicer and The Bank of New York, as successor to Bank One, National Association (formerly

Mayer, Brown, Rowe & Maw is a U.S. General Partnership. We Operate in Combination with our Associated English Partnership in the Offices Listed Below.

Brussels Charlotte Chicago Cologne Frankfurt Houston London Los Angeles Manchester New York Palo Alto Paris Washington INDEPENDENT MEXICO CITY CORRESPONDENT: Jauregui, Navarrete, Nader y Rojas, S.C||
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Mayer, Brown, Rowe & Maw
May 3, 2002
Page 2

The First National Bank of Chicago) as Trustee. We are familiar with the proceedings taken by SRFG as originator of the Trust in connection with the authorization of the issuance and sale of the Series 2002-2 Certificates, and have examined such documents and such questions of law and fact as we have deemed necessary in order to express the opinion hereinafter stated.

                    We are opining herein as to the effect on the subject transactions of only United States federal law and the laws of the State of New York, and we express no opinion with respect to the applicability thereto or the effect thereon of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

                    Based on the foregoing, we are of the opinion, as of the date hereof, that the Series 2002-2 Certificates, upon issuance and sale thereof in the manner described in the Prospectus and as provided in the Pooling and Servicing Agreement and the related Series 2002-2 Supplement, will be validly issued, fully paid and nonassessable, and enforceable in accordance with their terms and entitled to the benefits of the Pooling and Servicing Agreement and the related Series 2002-2 Supplement, except as the same may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, and (ii) general principles of equity (whether enforcement is considered in a proceeding at law or in equity) and by the discretion of the court before which any proceeding therefor may be brought.

                    In rendering our opinion, we have assumed that, upon or prior to the issuance and sale of the Series 2002-2 Certificates, (i) the Series 2002-2 Supplement will be duly authorized, executed and delivered by the Trustee, (ii) all documents required to be executed and delivered in connection with the issuance and sale of the Series 2002-2 Certificates will be so executed and delivered by properly authorized persons, and (iii) the purchase price for the Class A Certificates and Class B Certificates of Series 2002-2 will be paid to SRFG by the various underwriters named in the Prospectus.

                    We hereby consent to the filing of this opinion as part of the Trust's Current Report on Form 8-K, dated May 3, 2002.

Very truly yours,
/s/ Mayer, Brown, Rowe & Maw
MAYER, BROWN, ROWE & MAW

RFH/TAM

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